SEVENTH AMENDMENT AGREEMENT
This SEVENTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 23rd day of June, 2016 among:
(a)    CINTAS CORPORATION NO. 2, a Nevada corporation (“Borrower”);

(b)    the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(c)    KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders under the Credit Agreement (“Agent”).

WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit Agreement, dated as of May 28, 2004, that provides, among other things, for loans and letters of credit aggregating Three Hundred Million Dollars ($300,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof (including an increase of the credit facilities to Four Hundred Fifty Million Dollars ($450,000,000)) and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.    Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Facility Fee Rate”, “Applicable Margin”, “Base Rate”, “Commitment Period”, “Eurodollar Rate”, “Insolvent Lender”, “Maximum Commitment Amount” and “Total Commitment Amount” therefrom and to insert in place thereof, respectively, the following:

“Applicable Facility Fee Rate” shall mean:

(a)    for any date prior to the Seventh Amendment Effective Date, the Applicable Facility Fee Rate in effect prior to the Seventh Amendment Effective Date;

(b)    effective on the Seventh Amendment Effective Date until the first Margin Adjustment Date after the Seventh Amendment Effective Date, seven (7.0) basis points; and

(c)    commencing on the first Margin Adjustment Date after the Seventh Amendment Effective Date and on each Margin Adjustment Date thereafter, the number of basis points set forth in the following matrix, based upon the S&P Rating or the Moody’s Rating in effect at such time:

Level	S&P Rating	Moody’s Rating	Applicable Basis Points for the Facility Fee
1	A+ or higher	A1 or higher	5.0
2	A	A2	7.0
3	A-	A3	9.0
4	BBB+	Baa1	12.5
5	BBB	Baa2	15.0
6	less than BBB	less than Baa2	17.5

provided that, notwithstanding anything above to the contrary, (i) if the S&P Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and the difference in Levels is only one Level, then the Applicable Facility Fee Rate shall be based upon the higher of the applicable S&P Rating and Moody’s Rating, (ii) if the S&P Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and such difference is two Levels or more, then the Applicable Facility Fee Rate shall be based upon the Level immediately below the Level determined based on the higher of the S&P Rating and the Moody’s Rating, (iii) if only one of the two ratings (S&P Rating or Moody’s Rating) shall exist, then the existing rating shall determine the Level of the Applicable Facility Fee Rate, and (iv) if neither the S&P Rating nor the Moody’s Rating shall exist, then the Applicable Facility Fee Rate shall be set at Level 6. Changes to the Applicable Facility Fee Rate shall be immediately effective on each Margin Adjustment Date. The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

“Applicable Margin” shall mean:

(a)    for any date prior to the Seventh Amendment Effective Date, the Applicable Margin in effect prior to the Seventh Amendment Effective Date;

(b)    effective on the Seventh Amendment Effective Date until the first Margin Adjustment Date after the Seventh Amendment Effective Date, eighty and one-half (80.5) basis points for Eurodollar Loans; and

(c)    commencing on the first Margin Adjustment Date after the Seventh Amendment Effective Date and on each Margin Adjustment Date thereafter, the number of basis points set forth in the following matrix, based upon the S&P Rating or the Moody’s Rating in effect at such time:

Level	S&P Rating	Moody’s Rating	Applicable Basis Points for Eurodollar Loans
1	A+ or higher	A1 or higher	70.0
2	A	A2	80.5
3	A-	A3	91.0
4	BBB+	Baa1	100.0
5	BBB	Baa2	110.0
6	less than BBB	less than Baa2	132.5

provided that, notwithstanding anything above to the contrary, (i) if the S&P Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and the difference in Levels is only one Level, then the Applicable Margin shall be based upon the higher of the applicable S&P Rating and Moody’s Rating, (ii) if the S&P Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and such difference is two Levels or more, then the Applicable Margin shall be based upon the Level immediately below the Level determined based on the higher of the S&P Rating and the Moody’s Rating, (iii) if only one of the two ratings (S&P Rating or Moody’s Rating) shall exist, then the existing rating shall determine the Level of the Applicable Margin, and (iv) if neither the S&P Rating nor the Moody’s Rating shall exist, then the Applicable Margin shall be set at Level 6. Changes to the Applicable Margin shall be immediately effective on each Margin Adjustment Date. The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) one‑half of one percent (.50%) in excess of the Federal Funds Effective Rate, and (c) one hundred (100.00) basis points in excess of the London interbank offered rate for loans in Eurodollars for a period of one month (or, if such day is not a Business Day, such rate as calculated on the most recent Business Day). Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate. Notwithstanding the foregoing, if at any time the Base Rate as determined above is less than zero, it shall be deemed to be zero for purposes of this Agreement.

“Commitment Period” shall mean the period from the Closing Date to June 22, 2021 or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Eurodollar Rate” shall mean, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed as the London interbank offered rate, as published by Thomson Reuters or Bloomberg (or, if for any reason such rate is unavailable from Thomson Reuters or Bloomberg, from any other similar company or service that provides rate quotations comparable to those currently provided by Thomson Reuters or Bloomberg) for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent’s discretion) by leading banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan hereunder; by (b) 1.00 minus the Reserve Percentage. Notwithstanding the foregoing, if at any time the Eurodollar Rate, as determined above, is less than zero, it shall be deemed to be zero for purposes of this Agreement.

“Insolvent Lender” shall mean a Lender that (a) is not Solvent or is the subsidiary of a Person that is not Solvent; (b) has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or is a subsidiary of a Person that has become the subject of a proceeding under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be an Insolvent Lender (i) solely by virtue of the ownership or acquisition of an equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof or (ii) if the Federal Deposit Insurance

Corporation (or any other federal agency that has the backing of the full faith and credit of the United States) has assumed all of such Lender’s obligations under this Agreement, in form and substance satisfactory to Agent; or (c) has become the subject of a Bail-In Action; provided that a Lender shall not be an Insolvent Lender solely by virtue of the ownership or acquisition or control of an equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any Insolvent Lender shall cease to be an Insolvent Lender when Agent determines, in its reasonable discretion, that such Insolvent Lender is no longer an Insolvent Lender based upon the characteristics set forth in this definition.

“Maximum Commitment Amount” shall mean Six Hundred Million Dollars ($600,000,000).

“Total Commitment Amount” shall mean the principal amount of Four Hundred Fifty Million Dollars ($450,000,000), as such amount may be increased up to the Maximum Commitment Amount pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

2.    Additions to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Companies from time to time concerning or relating to bribery or corruption.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in subpart (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in subparts (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Exiting Lender” means that term as defined in Section 10.22 hereof.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authorities.

“Seventh Amendment Effective Date” shall mean June 23, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

3.    Amendment to Use of Proceeds Covenant. Article V of the Credit Agreement is hereby amended to delete Section 5.17 therefrom and to insert in place thereof the following:

Section 5.17. Use of Proceeds. Borrower’s use of the proceeds of the Commitment shall be solely for working capital and other general corporate purposes of Parent and its Subsidiaries and for Acquisitions and the repayment of existing Indebtedness. Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund activities or business of or with any Person, or in any country or territory, in each case that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (b) in furtherance of an offer, promise to pay, or the authorization thereof, or any other offering of value, to any Person in violation of any Anti-Corruption Laws.

4.    Additions to Compliance with Laws and Contracts Representation and Warranty. Section 6.3 of the Credit Agreement is hereby amended to add the following new subsections (g) and (h) at the end thereof:

(g)    has ensured that no Company, or to the knowledge of any Company, any director or officer of a Company, is a Person that is, or is owned or controlled by Persons that are (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; and

(h)    is in compliance with Anti-Corruption Laws, and has implemented policies and procedures designed to ensure compliance therewith.

5.    Additions to Miscellaneous Provisions. Article X of the Credit Agreement is hereby amended to add the following new Sections 10.22 and 10.23 at the end thereof:

Section 10.22. Exiting Lender. On the Seventh Amendment Effective Date, all Obligations owing to The Northern Trust Company (the “Exiting Lender”) under this Agreement will be repaid in full (pursuant to an Exiting Lender Agreement executed by the Exiting Lender and Agent), and the remaining Lenders will assume such Obligations. Upon such repayment, the Exiting Lender will cease to be a “Lender” under this Agreement. Each Lender hereby consents to such payment in full to the Exiting Lender notwithstanding the pro rata sharing of payments otherwise required by this Agreement.

Section 10.23. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

6.    Amendment to Schedule 1. The Credit Agreement is hereby amended to delete Schedule 1 (Commitments of Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

7.    Reallocation of Outstanding Amounts. On the Seventh Amendment Effective Date, the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitments as set forth in the revised Schedule 1 hereto.

8.    Closing Deliveries. Concurrently with the execution of this Amendment, Borrower shall:

(a)    deliver to Agent, for delivery to each Lender requesting a Revolving Credit Note, such Lender’s Revolving Credit Note in the amount specified as such requesting Lender’s Commitment in Schedule 1 to the Credit Agreement (after giving effect to this Amendment);

(b)    deliver to Agent an officer’s certificate (or comparable domestic documents) certifying the names of the officers of each Credit Party authorized to sign this Agreement, together with the true signatures of such officers and (i) certified copies of the resolutions of the board of directors (or comparable domestic documents) of such Credit Party evidencing approval of the execution and delivery of this Agreement, and (ii) certified copies of the Organizational Documents of such Credit Party or confirmation that such Organizational Documents have not been amended since the Closing Date;

(c)    accept and consent to the terms of that certain Exiting Lender Agreement, between The Northern Trust Company and Agent;

(d)    execute and deliver to Agent, for its sole benefit, the Seventh Amendment Agent Fee Letter, and pay to Agent the fees stated therein;

(e)    execute and deliver to Agent, for the pro rata benefit of the Lenders, the Seventh Amendment Closing Fee Letter, and pay to Agent the fees stated therein;

(f)    cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(g)    pay all legal fees and expenses of Agent in connection with this Amendment and any other Loan Documents.

9.    Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Seventh Amendment Effective Date as if made on the Seventh Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy or insolvency laws or similar laws affecting the rights of creditors generally or by general principles of equity.

10.    Waiver and Release. Borrower, by signing below, hereby waives and releases Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims arising out of, or relating to, the Credit Agreement and the other Loan Documents of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

11.    References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

12.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

13.    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

14.    Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.    Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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11988057.8

JURY TRIAL WAIVER. BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

CINTAS CORPORATION NO. 2 By: /s/ Paul F. Adler Paul F. Adler Vice President and Treasurer

KEYBANK NATIONAL ASSOCIATION as Agent and as a Lender By: /s/ Brian Fox Brian Fox Senior Vice President

Signature Page 1 of 7 to
Seventh Amendment Agreement

JPMORGAN CHASE BANK, N.A. as Syndication Agent and as a Lender By: /s/ Erik Barragan Name: Erik Barragan Title:Authorized Officer

Signature Page 2 of 7 to
Seventh Amendment Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as Co-Documentation Agent and as a Lender By: /s/ Thomas J. Sterr Name: Thomas J. Sterr Title:Authorized Signatory

Signature Page 3 of 7 to
Seventh Amendment Agreement

U.S. BANK NATIONAL ASSOCIATION as Co-Documentation Agent and as a Lender By: /s/ Kenneth R. Fieler Name: Kenneth R. Fieler Title: Vice President

Signature Page 4 of 7 to
Seventh Amendment Agreement

FIFTH THIRD BANK as Co-Documentation Agent and as a Lender By: /s/ Megan S. Szewc Name: Megan S. Szewc Title: Vice President

Signature Page 5 of 7 to
Seventh Amendment Agreement

PNC BANK, NATIONAL ASSOCIATION By: /s/ Jeffrey P. Fisher Name: Jeffrey P. Fisher Title: Vice President

Signature Page 6 of 7 to
Seventh Amendment Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Thiplada Siddiqui Name: Thiplada Siddiqui Title: Vice President

Signature Page 7 of 7 to
Seventh Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Seventh Amendment Agreement dated as of June 23, 2016. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent arising out of, or relating to, the Credit Agreement and the other Loan Documents, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

CINTAS CORPORATION By: _/s/ Paul F. Adler Paul F. Adler Vice President and Treasurer	CINTAS CORPORATION NO. 3 By:_/s/ Paul F. Adler Paul F. Adler Vice President and Treasurer
CINTAS CORPORATE SERVICES, INC. By:_/s/ Paul F. Adler Paul F. Adler Vice President and Treasurer

Signature Page to
Guarantor Acknowledgment and Agreement

SCHEDULE 1

COMMITMENTS OF LENDERS

LENDERS	COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	19.50%	$87,750,000	$87,750,000
JPMorgan Chase Bank, N.A.	19.50%	$87,750,000	$87,750,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	14.00%	$63,000,000	$63,000,000
U.S. Bank, National Association	13.00%	$58,500,000	$58,500,000
Fifth Third Bank	13.00%	$58,500,000	$58,500,000
PNC Bank, National Association	10.50%	$47,250,000	$47,250,000
Wells Fargo Bank National Association	10.50%	$47,250,000	$47,250,000
Total Commitment Amount	100%	$450,000,000	$450,000,000

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